UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 16, 2007 (March 12, 2007)

Brookdale Senior Living Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32641	20-3068069
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 North Wabash Avenue, Suite 1400, Chicago, Illinois		60611
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (312) 977-3700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)          On March 12, 2007, the Compensation Committee of the Board of Directors of Brookdale Senior Living Inc. (the “Company”) approved the Company’s incentive compensation plan for executive officers, including the Company’s principal executive officers, the Company’s principal financial officer and those officers who were classified as “named executive officers” in the Company’s 2006 Proxy Statement.

Pursuant to the Compensation Committee’s action, the following individuals, who have been designated as Senior Executive Officers, will be eligible for the annual target bonus opportunity set forth below:

Officer	Annual Base Salary	Annual Target Bonus Opportunity	Percentage Payable in Cash	Percentage Payable in Equity
Mark J. Schulte, Co-Chief Executive Officer	$200,000	6.0 times base salary	16.7%	83.3%
W.E. Sheriff, Co-Chief Executive Officer	$200,000	6.0 times base salary	16.7%	83.3%
Mark W. Ohlendorf, Co-President and Chief Financial Officer (effective March 30, 2007)	$200,000	6.0 times base salary*	23.1%	76.9%
John P. Rijos, Co-President	$200,000	6.0 times base salary	16.7%	83.3%
T. Andrew Smith, Executive Vice President, General Counsel and Secretary	$200,000	6.0 times base salary	25.0%	75.0%
Paul A. Froning, Executive Vice President and Chief Investment Officer	$200,000	6.0 times base salary	25.0%	75.0%

* plus additional $100,000 cash portion included in Percentage Payable in Cash above

The bonus for each Senior Executive Officer will be paid in the manner set forth above dependent upon the Company’s level of achievement of annual performance goals established by the Compensation Committee. For 2007, the performance targets are based on Cash From Facility Operations (“CFFO”). The actual percentage of the annual target bonus opportunity set forth above that each Senior Executive Officer will receive shall be determined as follows:

Achievement Level	Percentage of Target Bonus Opportunity Awarded
Achieve 103% or more of annual target	150%
Achieve 101%, but less than 103%, of annual target	125%
Achieve 96%, but less than 101%, of annual target	100%
Achieve 92%, but less than 96%, of annual target	50%
Achieve less than 92% of annual target	0%

For Senior Executive Officers, bonus opportunity percentages will not be pro-rated between the steps set forth above. The portion of any annual bonus that is payable in equity will be paid in the form of unvested restricted stock. Any such award will be performance-based, using an appropriate annual performance measure selected by the Compensation Committee at the time of grant, and will vest in two annual tranches.

Pursuant to the Compensation Committee’s action, the Company’s other executive officers (including Kristin A. Ferge, the Company’s Executive Vice President, Chief Administrative Officer and Treasurer) will be eligible for an annual cash target bonus opportunity equal to 80% of his or her base salary. The bonus for each such officer will be paid dependent upon the Company’s level of achievement of annual performance goals established by the Compensation Committee. For 2007, the performance targets are based on CFFO. The actual percentage of the annual cash target bonus opportunity that each such officer will receive shall be determined as follows:

Achievement Level	Percentage of Target Bonus Opportunity Awarded
Achieve more than 108% of annual target	See note below
Achieve 108% of annual target	268%
Achieve 104.75% or more of annual target	200%
Achieve 102.5% or more of annual target	148%
Achieve 100% or more of annual target	100%
Achieve 98% or more of annual target	57%
Achieve 96.25% or more of annual target	20%
Achieve less than 96.25% of annual target	0%

For these executive officers, bonus opportunity percentages will be pro-rated between the steps set forth above. To the extent that the Company achieves more than 108% of the annual target, each such officer will be eligible to receive a pro-rated amount in excess of 268% of his or her target bonus opportunity. However, no more than 27% of the incremental achievement above such performance level will be available to be distributed among all management employees (other than Senior Executive Officers).

Additional information regarding compensation of the Company’s named executive officers will be included in the Company’s Proxy Statement for its 2007 Annual Meeting of Stockholders, to be filed with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROOKDALE SENIOR LIVING INC.

Date: March 16, 2007	By:	/s/ T. Andrew Smith
	Name:	T. Andrew Smith
	Title:	Executive Vice President, General Counsel
and Secretary

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